Exhibit 99.1

INVESTOR CONTACT	MEDIA CONTACT
Scott Wylie	Anna Del Rosario
Vice President – Investor Relations	Director – Corporate Communications
Altera Corporation	Altera Corporation
(408) 544-6996	(408) 544-6397
swylie@altera.com	anna.delrosario@altera.com

ALTERA ANNOUNCES SECOND QUARTER SALES

NEW PRODUCT SALES UP 50%

San Jose, Calif., July 24, 2006 — Altera Corporation (NASDAQ: ALTR) today announced second quarter 2006 sales of $334.1 million, up 14% from the first quarter of 2006 and 17% from the second quarter of 2005. New product sales increased 50% sequentially and were up 139% from the prior year’s second quarter. Additional financial results for the second quarter will be available as soon as practicable after the company’s previously announced review of historical stock option practices and related accounting concludes.

“Growth accelerated this quarter led by robust new product sales gains. Our largest growth contributor was the 90-nm Stratix® II FPGA family, demonstrating our continued strong competitive position as a high-density FPGA supplier. We saw substantial growth as well from low-cost Cyclone™ II FPGAs and MAX II® CPLDs. Our operations team and manufacturing partners performed superbly, allowing us to capitalize on rising demand for our products and respond to those customers we were not able to fully supply in the first quarter,” said John Daane, president, chief executive officer, and chairman of the board. “Our prior generation 130-nm FPGAs also contributed to the quarter’s growth with combined sales of our high-density Stratix and Stratix GX devices up solidly from the prior quarter and the low-cost Cyclone family setting a new sales record.”

Several recent accomplishments mark the company’s continuing progress:

•	Altera is now shipping the industry’s highest density FPGAs with embedded transceivers. The newest member of the Stratix II GX family, the EP2SGX130, features more than 132,000 equivalent logic cells giving designers ample logic resources to implement multiple protocols or highly complex intellectual property. Stratix II GX devices are the only FPGAs with transceivers that provide excellent jitter performance and the lowest power consumption all the way to 6.375 Gbps. Altera is the only FPGA vendor that designs its high-density devices with redundant circuitry to ensure high yields and ready availability. The entire portfolio of Stratix II GX FPGAs is on track to complete its rollout this year.

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•	In recognition of the value contributed by Altera’s service, on-time delivery, and superior products, Rockwell Collins has named Altera ASIC/MMIC/FPGA supplier of the year. Rockwell Collins uses Altera’s Stratix series FPGAs across a range of platforms including the Joint Tactical Radio System (JTRS), the Ground Mobile Radio program, and the JTRS-to-Multifunctional Information Distribution System. HardCopy® structured ASICs are used in a variety of Rockwell’s military and aerospace electronics applications including the Future Combat Systems program. Other defense-oriented electronic system developers and integrators are also benefiting from Altera’s renewed presence in this global market. Altera’s devices are proving to be well-suited to meet the needs of US defense contractors and their commercial off-the-shelf procurement focus. Altera’s devices operate across wide temperature ranges, provide anti-tampering design security through advanced encryption algorithms, and are available with quality and reliability levels essential for electronics systems in harsh environments.

•	In order to address the growing market for handheld devices, Altera recently expanded the offerings available in the MAX II CPLD family by including ultra-small packages and a new power down capability. These MAX II CPLDs offer handheld device designers half the cost and dynamic power consumption of competing programmable devices. The MAX II power-down capability eliminates current draw entirely—a feature not found in competing CPLDs. The small form-factor and low power characteristics of the new MAX II devices address the unique needs of this market segment and make MAX II devices an excellent solution for manufacturers of PDAs, handheld sensors, and other handheld devices.

Sales Outlook for the Third Quarter 2006

Altera expects that third quarter sales will be in the range of $334 million to $344 million.

Conference Call and Quarterly Update:

A conference call will be held today at 1:45 p.m. Pacific Time to discuss the quarter’s sales and management’s sales outlook for the third quarter of 2006. The web cast and subsequent replay will be available in the investor relations section of the company’s web site at http://www.altera.com. A telephonic replay of the call may be accessed later in the day by calling (719) 457-0820 and referencing confirmation code 258712. The telephonic replay will be available for two weeks following the live call.

Altera’s third quarter business update will be issued in a press release available after the market close on September 5, 2006.

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Stock Option Practices Review, NASDAQ Listing Update, and Second Quarter Form 10-Q

As announced on June 21, 2006, Altera expects to restate its previously issued financial statements to correct errors related to accounting for stock-based compensation expense. The additional non-cash stock-based compensation charges will require the restatement of financial statements for the fiscal years 1996 to 2005, although the company does not anticipate a material charge to 2005. It is not anticipated that these restatements will affect the accounting for current or prior period sales. The special committee of independent board members has not completed its work and, with the assistance of legal counsel and outside accounting experts, is continuing its review of Altera’s historic stock option practices and related accounting.

As a result of the on-going stock option review, Altera has not filed its Quarterly Report on Form 10-Q for the period ended March 31, 2006. Consequently, the company received a Staff Determination Letter from The NASDAQ Stock Market indicating that the company’s securities were subject to delisting unless the company requested a hearing before a NASDAQ Listing Qualifications Panel. The company requested a hearing and on June 22, 2006 presented its plan to regain compliance with NASDAQ listing regulations to the Panel. The Panel has not yet issued its decision. There can be no assurance that the NASDAQ Panel will grant the company’s request for continued listing on NASDAQ.

Because the special committee’s review is ongoing, Altera does not expect to file its Quarterly Report on Form 10-Q for the period ended June 30, 2006 by the date required by the Securities and Exchange Commission. Altera has informed NASDAQ of this anticipated filing delay.

Forward-Looking Statements

Statements in this press release that are not historical are “forward-looking statements” as the term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally written in the future tense and/or preceded by words such as “will”, “expects”, “anticipates”, or other words that imply or predict a future state. Forward-looking statements include any projection of sales discussed in the Sales Outlook section of this press release, the effect of the options review on the company’s financial statements, and the anticipated Form 10-Q filing delay. Investors are cautioned that all forward-looking statements in this release involve risks and uncertainty that can cause actual results to differ from those currently anticipated, due to a number of factors, including without limitation, the outcome of Altera’s hearing before the NASDAQ Listing Qualifications Panel, the results of the review of the company’s stock option practices, customer business environment, market acceptance of the company’s products, the rate of growth of the company’s new products including the Stratix II, Cyclone II, MAX II, and HardCopy device families, changes in the mix of our business between prototyping and production-based demand, as well as changes in economic conditions, and other risk factors discussed in documents filed by the company with the Securities and Exchange Commission from time to time. Copies of Altera’s SEC

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filings are posted on the company’s web site and are available from the company without charge. Forward-looking statements are made as of the date of this release, and, except as required by law, the company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

About Altera

Altera’s programmable solutions enable system and semiconductor companies to rapidly and cost-effectively innovate, differentiate and win in their markets. Find out more at www.altera.com.

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Altera, The Programmable Solutions Company, the stylized Altera logo, specific device designations and all other words that are identified as trademarks and/or service marks are, unless noted otherwise, the trademarks and service marks of Altera Corporation in the U.S. and other countries. All other product or service names are the property of their respective holder.

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ALTERA CORPORATION

REVENUE SUMMARY

(Unaudited)

	Q2’06	Q1’06	Q2’05	Q-Q Growth	Y-Y Growth
Geography
North America	26%	26%	24%	14%	29%

Europe	25%	25%	25%	12%	16%
Japan	25%	25%	25%	14%	16%
Asia Pacific	24%	24%	26%	16%	8%

International	74%	74%	76%	14%	13%

Total	100%	100%	100%	14%	17%

Product Category
New	17%	13%	8%	50%	139%
Mainstream	36%	36%	32%	15%	32%
Mature & Other	47%	51%	60%	5%	-8%

Total	100%	100%	100%	14%	17%

Market Segment
Communications	44%	44%	43%	13%	19%
Industrial	34%	33%	31%	16%	27%
Consumer	13%	13%	16%	19%	-2%
Computer & Storage	9%	10%	10%	9%	8%

Total	100%	100%	100%	14%	17%

FPGAs and CPLDs
FPGA	70%	71%	69%	13%	19%
CPLD	21%	19%	20%	25%	23%
Other	9%	10%	11%	3%	-4%

Total	100%	100%	100%	14%	17%

Product Category Description

Category	Products
New	Stratix II, Stratix II GX, Cyclone II, MAX II, HardCopy and HardCopy II

Mainstream	Stratix, Stratix GX, Cyclone, and MAX 3000A

Mature & Other	Classic, MAX 7000, MAX 7000A, MAX 7000B, MAX 7000S, MAX 9000, FLEX 6000, FLEX 8000, FLEX 10K, FLEX 10KA, FLEX 10KE, APEX 20K, APEX 20KE, APEX 20KC, APEX II, ACEX 1K, Mercury, Excalibur, configuration and other devices, intellectual property cores, and software and other tools

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